UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Under Rule 14a-12

BOWL AMERICA INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)	Title of each class of securities to which transaction applies:

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3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

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May 28, 2021

FOR IMMEDIATE RELEASE
CONTACT: Jill Laufer
Bowlero Corp Public Relations

jlaufer@bowlerocorp.com

Bowlero Corp and Bowl America have signed an agreement for Bowlero Corp to acquire Bowl America

NEW YORK, NY – Bowlero Corp, the worldwide leader in bowling entertainment, announced today it has entered into a definitive merger agreement with Bowl America Incorporated (NYSE American: BWL-A), under which Bowlero Corp will acquire Bowl America.

Upon completion of the transaction, Bowlero Corp, the owner and operator of over 300 bowling center locations in North America, will acquire Bowl America’s 17 bowling centers in Florida, Virginia and Maryland.

“Bowlero Corp is committed to delivering a world class bowling experience to the 28 million-plus guests we serve each year and we’re thrilled to welcome Bowl America’s 17 centers to our portfolio,” said Tom Shannon, Chairman and CEO of Bowlero Corp. “This acquisition supports our ongoing strategic efforts to grow and revitalize all aspects of the bowling industry.”

The acquisition is subject to stockholder approval and other customary closing conditions.

About Bowlero Corp

Bowlero Corp is the worldwide leader in bowling entertainment, media, and events. With more than 300 bowling centers across North America, Bowlero Corp serves over 28 million guests each year through a family of brands that includes Bowlero, Bowlmor Lanes, and AMF. In 2019, Bowlero Corp acquired the Professional Bowlers Association, the major league of bowling, which boasts thousands of members and millions of fans across the globe. For more information on Bowlero Corp, please visit BowleroCorp.com.

About Bowl America

Bowl America operates 17 bowling centers and its Class A Common Stock trades on the NYSE American exchange under the symbol BWL-A. For more information, please visit www.bowlamericainc.com

Additional Information and Where to Find It

In connection with the proposed transaction, Bowl America will file with the SEC a preliminary proxy statement and a definitive proxy statement, each on Schedule 14A and may file other documents with the SEC regarding the proposed transaction. This release is not a substitute for the proxy statement or any other document that Bowl America may file with the SEC. INVESTORS IN, AND SECURITY HOLDERS OF, BOWL AMERICA ARE URGED TO READ, WHEN AVAILABLE, THE PRELIMINARY PROXY STATEMENT, THE DEFINITIVE PROXY STATEMENT AND DOCUMENTS INCORPORATED BY REFERENCE THEREIN AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. When available, the definitive proxy statement and other relevant materials for the proposed transaction will be mailed to stockholders of Bowl America as of a record date to be established for voting on the proposed transaction. Investors and security holders may obtain free copies of the proxy statement (when available) and other documents filed with the SEC by Bowl America through the web site maintained by the SEC at www.sec.gov or by contacting Bowl America at 6446 Edsall Road, Alexandria, Virginia 22312 or by telephone at (703) 941-6300.

Participants in the Solicitation

Bowl America and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction under the rules of the SEC. Information regarding the persons who may be deemed participants in the solicitation of proxies in connection with the proposed transaction will be set forth in the proxy statement when it is filed with the SEC. You can find more information about Bowl America’s directors and executive officers in its Annual Report for the year ended June 28, 2020 on Form 10-K filed with the SEC on September 24, 2020 and Bowl America’s Definitive Annual Meeting Proxy Statement filed with the SEC on October 23, 2020. You may obtain a free copy of these documents as indicated above.

Non-Solicitation

This press release shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction.

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